                                                                    EXHIBIT 99.1

                            OPTION PURCHASE AGREEMENT


                  THIS OPTION PURCHASE AGREEMENT ("AGREEMENT") is dated APRIL 20, 2000, by and between DELPHI AUTOMOTIVE SYSTEMS CORPORATION, a Delaware corporation ("HOLDER") and DURASWITCH INDUSTRIES, INC., a Nevada corporation ("COMPANY").

                  In consideration of the premises and the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

                  1. In consideration of Holder entering into a License Agreement with Company dated as of the date of this Agreement, and other good and valuable consideration, receipt of which is hereby acknowledged by Company, Company hereby issues to Holder an irrevocable option to purchase 1,651,846 shares of its $.001 par value common stock (the "COMMON STOCK"), subject to adjustment as provided in the Option to Purchase Common Stock (the "OPTION").

                  2. Company represents and warrants to Holder that:

                  (a) Company will at all times have authorized, and reserved sufficient shares of Common Stock for issuance pursuant to the Option and/or this Agreement; it will take all actions necessary to ensure that all such shares are issued in full compliance with all applicable laws and regulations, and with any requirement of any securities exchange upon which any capital stock of Company may be listed; and the issuance of the Option is, and of such shares will be, exempt from registration under any federal or state securities laws; and

                  (b) Company's authorized capitalization consists solely of 40,000,000 shares of Common Stock par value $.001 per share and 10,000,000 shares of Series A, no par value preferred stock; with respect to each class of shares, Company's most recent SEC filing, Form 10-KSB describes outstanding shares and shares issuable based on all existing options, warrants and other rights to acquire Company's Common Stock or Preferred Stock (as the case may be), with no changes since that filing, except as previously otherwise disclosed in writing to Holder.

                  (c) Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated herein, and this Agreement has been duly executed and delivered by Company and is a valid and legally binding obligation of Company in accordance with its terms under Nevada law.

                  3. Holder represents and warrants to Company that it is acquiring the Option (and will acquire the Common Stock issuable upon exercise of the Option) for its own account for investment and not with a view towards distribution, except in compliance with all applicable laws.

                  4. Holder shall not sell or otherwise transfer the Option or any Common Stock acquired upon the exercise of the Option except pursuant to an effective registration under the Securities Act of 1933 (the "SECURITIES ACT") or in a transaction which, in the opinion of counsel (which may be in-house counsel to Holder), qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder and any applicable state securities laws. The certificates evidencing the Option and the Common Stock issuable upon exercise of the Option may bear an appropriate legend reflecting the foregoing restrictions on the transfer of such securities.

                  5. The provisions of Exhibit A hereto, pursuant to which Company has granted certain registration rights to Holder, are incorporated herein by reference as if stated in full in this Agreement.

                  6. This Agreement (including the Exhibits), together with the Option (and Exhibits to the Option), constitutes the complete and entire agreement between Holder and Company regarding the sale of the Option to Holder by Company.

                  7. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Nevada without resort to that state's conflict-of-laws principles.

                  8. This Agreement (including the registration rights set forth in Exhibit A) shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent transferees of the Option or any shares of Common Stock acquired upon the exercise of the Option; but nothing herein shall be deemed to permit any assignment, transfer or other disposition of the Option or any shares of Common Stock acquired upon the exercise of the Option issued pursuant to this Agreement in violation of applicable law.

                  9. At the date of this Agreement, Holder has not had an opportunity to investigate or analyze the business, assets, commitments (licenses, other contracts, etc.), liabilities, properties and affairs of Company. Company agrees to provide Holder with reasonable access to its facilities and personnel to enable Holder to complete such investigation and analysis, and to provide Holder with copies of documents relating thereto during the Exercise Period. In addition, Company will keep Holder informed of its affairs, and will advise Holder of any and all events or conditions that exist or occur and that have had or might have a material adverse effect on the assets, properties, business, liabilities, prospects or financial condition of Company, other than such events or conditions previously disclosed to Holder in writing.

                  10. Upon exercise of the Option for [1,651,846] Option Shares, Holder and Messrs. Dunlap, Van Zeeland (Tony) and Brilon (the "PRIMARY SHAREHOLDERS") will enter a shareholders' agreement ("SHAREHOLDERS' AGREEMENT") that provides that all shares owned by them will be voted in such manner, and Company, Holder and the Primary Stockholders will take such other action as may be necessary to:


                  (a) Cause the By-laws of Company to be amended to include the terms set forth in subparagraph (e) below (to the extent such By-laws are not already in effect);

                  (b) Prevent, without the written consent of Holder, any amendment to the articles of Incorporation or By-laws of Company except as referred to in clause (a) above;

                  (c) Cause the Board of Directors of Company to consist of six members and to cause one designee of Holder (increased to two designees if Holder's ownership interest increases to 20% or greater and Board of Directors increases to greater than six members) and the three Designees of the Primary stockholders to be elected as directors of Company;

                  (d) Prevent Company from taking any action inconsistent with the Stockholders' Agreement or the Articles of Incorporation or By-laws described therein; and

                  (e) Prevent any subsidiary or affiliate of Company from taking, without the consent of Holder, any of the following actions which, if taken by Company, will require the prior unanimous consent of the Directors of Company. Approval of the following matters must include the unanimous affirmative vote of the Directors of Company:

                      (i) changing the nature of Company's business or expanding or reducing the scope of Company's operations;

                      (ii) amending the Certificate of Incorporation or By-laws
                  of Company;

                      (iii) the creation of debt or debt obligations exceeding a two to one ratio of debt to equity;

                      (iv) dividends or other distributions absent positive
                  retained earnings;

                  (f) Company currently has comprehensive employee benefit plans. The parties will consider in good faith whether any voting provisions are appropriate relating to significant changes in employee compensation arrangements.

                  11. Company and Holder and the Primary Shareholders agree to negotiate in good faith to finalize the Shareholders' Agreement prior to expiration of the Exercise Period.

                  IN WITNESS WHEREOF, each of the parties has duly executed this Agreement as of this 20th day of April, 2000.


Signed:

DELPHI AUTOMOTIVE SYSTEMS                          DURASWITCH INDUSTRIES, INC.
CORPORATION



/s/ David R. Heilman                               /s/ R. Terren Dunlap
------------------------------                     -----------------------------
David R. Heilman                                   R. Terren Dunlap
President, Delphi Packard Electric Systems         CEO and Chairman

                                                   /s/ Robert J. Brilon

                                                   /s/ Anthony J. Van Zeeland

                                    EXHIBIT A

                               REGISTRATION RIGHTS

                  1. PIGGY-BACK RIGHTS.

                  (a) If Company decides, at any time prior to the second year anniversary of the expiration of the Exercise Period (as defined in the Option), to prepare and file a registration statement under the Securities Act of 1933 (the "SECURITIES ACT") with respect to the public offering for cash of any shares of its Common Stock (or of other securities convertible into or exchangeable for Common Stock) ("REGISTRATION STATEMENT"), and which is not a registration solely to implement an employee benefit plan or a transaction to which Rule 145 under the Securities Act is applicable, Company shall give 30 days' prior written notice of such decision to Holder and shall, upon the written request of Holder and subject to Paragraph 3 below, include in the Registration Statement such number of Option Shares (as defined in the Option) as Holder may request, together with any other shares of Common Stock then beneficially owned by Holder or Holder's affiliates (collectively "HOLDER'S SHARES"). If Company has not received a request from Holder to include Option Shares within such 30-day period, then Company shall have no obligation to include any such shares in the offering. The registration rights granted in this section shall expire if not exercised before the second year anniversary of the expiration of the Exercise Period.

                  (b) Company shall keep such Registration Statement(s) and other filings relating thereto effective and current under the Securities Act permitting the sale of Holder's Shares included therein for the same period that the registration is maintained effective in respect of shares of other persons (including Company). In any underwritten offering of Common Stock, any Holder's Shares which are included will be sold at the same time and the same per-share price as Company's shares. In connection with any Registration Statement or subsequent amendment or similar document filed with respect thereto, Company shall make Holder's Shares covered thereby eligible for public offering and sale under the securities and Blue Sky laws of such jurisdictions as may be specified by Holder before the effective date of such Registration Statement; provided that Company shall not be obligated to qualify to do business in any jurisdiction where it is not so qualified as of such effectiveness, or to take any action which would subject it to unlimited service of process in any jurisdiction where it is not so subject at such time. Company shall keep such Blue Sky filings current for the length of time it must keep effective any Registration Statement, post-effective amendment, prospectus or offering circular pursuant hereto.

                  (c) Upon receipt of any notice from Company that the Registration Statement or any prospectus included therein must be supplemented or amended, Holder will forthwith discontinue disposition of any shares pursuant to such Registration Statement until Holder's receipt of copies of a supplemented or amended prospectus covering such shares, and, if so directed by Company, Holder will deliver to Company (at Company's expense and as soon as possible) all copies, other than permanent file copies then in Holder's possession, of the prospectus covering such shares current at the time of its receipt of such notice. Company shall use its best efforts to deliver and, if necessary, cause to be made effective under the Securities Act, and any applicable state securities laws, any such amended or supplemented prospectus as soon as possible.

                  2. EXPENSES; CONSENT. In connection with any Registration Statement or other filing described herein (including without limitation keeping such filings effective as provided herein), Company shall bear all the expenses and professional fees related to the registration including, but not limited to, printing, filing, legal, accounting and registration fees (provided that Holder shall be responsible for any legal expenses incurred by Holder relating to registration of Holder's Shares). Company shall also provide Holder with such number of printed copies of the prospectus, offering circulars and/or supplemental or amended prospectuses in final and preliminary form as Holder may reasonably request. Company consents to the use of each such prospectus or offering circular in connection with the sale of the Holder's Shares.

                  3.       UNDERWRITTEN OFFERINGS.

                  (a) If any registration in which Holder proposes to participate pursuant to Paragraph 1 involves the distribution of any securities through one or more underwriters, Company will, if requested by Holder, arrange for such underwriters to include all of the Company shares to be offered and sold by Holder among the securities of Company to be distributed by such underwriters. The underwriters' obligation to include such Shares shall be conditioned upon Holder's agreement to enter into an agreement with the managing or lead underwriter, as is customary for selling shareholders which are not affiliates of the issuer, provided that Holder shall not be required to make any representations or warranties to or agreements with Company or the underwriters other than representations, warranties or agreements regarding Holder, its shares and its intended method of distribution or any other representations or warranties required by law or customarily given by selling shareholders which are not affiliates of the Issuer in an underwritten public offering.

                  (b) If any registration under Paragraph 1 involves an underwritten offering and the managing underwriter of such offering shall advise Company that, in its view, the number of securities requested to be included in such registration exceeds the largest number (the "MAXIMUM AMOUNT") that can be sold in an orderly manner in such offerings, within a price range acceptable to Company, Company shall include in such registration shares in the following priority: first, all shares of Common Stock that the Company proposes to register for its own account; and second, Holder's Shares requested by Holder to be included in the Registration Statement, pro rata with the aggregate of all shares of all other persons exercising similar registration rights granted before the date hereof.

                  4.       INDEMNIFICATION; CONTRIBUTION.

                  (A) INDEMNIFICATION BY COMPANY. Company shall indemnify, to the fullest extent permitted by law, Holder, its directors, stockholders, officers, affiliates, employees, agents and each person who controls any of the foregoing within the meaning of the Securities Act against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees) caused by, resulting from, arising out of or related to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, except insofar as the same are caused by or contained in any information with respect to Holder furnished in writing to Company by Holder specifically for use therein or caused by Holder's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto in accordance with the requirements of the Securities Act after Company has furnished such Holder with a copy of the same. Company shall also indemnify any underwriter of Company's Common Stock, its officers, employees and directors and each person who controls such underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of Holder.

                  (B) INDEMNIFICATION BY HOLDER. In connection with any Registration Statement in which Holder is participating, such Holder will furnish to Company in writing such information and affidavits as Company reasonably requests in connection with preparation of the Registration Statement, prospectus or preliminary prospectus and shall indemnify, to the full extent permitted by law, Company, its directors, each of its officers who have signed the Registration Statement and each person who controls Company (within the meaning of the Securities
         Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees) caused by, resulting from, arising out of or related to any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or prospectus or any amendment thereof or supplement thereto, or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is caused by or contained in any information or affidavit furnished in writing by such Holder expressly for use in such Registration Statement, prospectus, preliminary prospectus or any amendment thereof. In no event shall the liability of Holder hereunder exceed the amount of net proceeds received by it upon the sale of securities pursuant to such offering.

                  (C) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person may claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of counsel for such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. The indemnifying party will not be subject to any liability for any settlement made without its consent.

                  (D)      CONTRIBUTION.

                           (i) If the indemnification provided for in this
                  Paragraph 4 from the indemnifying party is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Subparagraph 4(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                           (ii) The parties agree that it would not be just and
                  equitable if contribution pursuant to this Subparagraph 4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

                           (iii) If indemnification is available under this
                  Paragraph 4, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Subparagraphs 4(a) and 4(b) hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Paragraph 4(d).